EXHIBIT 99.1

Standard Parking Continues to Execute Acquisition Strategy, Announces Two Acquisitions; Four Completed in Third Quarter

CHICAGO, Oct. 1, 2007 (PRIME NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that it has completed the acquisition of certain assets of Downtown Parking, LLC, a parking operator with a portfolio of 22 locations under contract and a pipeline of new deal opportunities in Chicago, Illinois. The Company also announced its completion of the acquisition of certain assets of Alliance International Security, Inc., a regional security services firm based in Los Angeles having approximately 80 security contracts throughout Southern California.

These two acquisitions bring to four the total number of acquisitions the Company has completed in the 2007 third quarter. Earlier in the quarter, the Company completed the purchase of 13 contracts in Honolulu and the purchase of five contracts in Los Angeles. The up-front consideration for all four third-quarter acquisitions totals $6.5 million, with an estimated $1.4 million to be paid over time based upon projected future financial performance. The four acquisitions are expected to generate approximately $1.5 million in gross profit in 2007, including a $0.6 million one-time gain related to the sale of a contract right in conjunction with one of the acquisitions. The Company expects these four acquisitions to generate approximately $3.6 million in gross profit and $2.3 million in EBITDA on an annualized basis. While transaction and integration costs may result in a minimal dilutive impact to earnings per share in 2007, the transactions are expected to be accretive for calendar 2008.

James A. Wilhelm, Standard Parking's President and Chief Executive Officer, said, "We have previously indicated that we are looking at a number of acquisition opportunities, which we continue to do. Our announcement today is an indication that we are successfully executing our planned acquisition strategy. Downtown Parking has an impressive contract portfolio that services many of the premier hotels in the downtown Chicago area, which complements our existing operations portfolio. We continue to believe in the excellent growth potential of our parking business, and intend to focus our acquisition efforts primarily on parking companies.

"Based on feedback from our clients over the past several years, we have also identified additional services, including security, that we might offer them. Our goal is to cautiously evaluate the growth potential of any new services that are compatible with our organizational capabilities and our clients' needs. The Alliance security acquisition enables us to add critical mass and additional expertise to our own small security services business that we have been developing gradually in the Los Angeles area over the past three years."

In commenting on the combined effect of the four acquisitions, Wilhelm stated, "After all is said and done, we expect to achieve a realized total purchase price multiple for these acquisitions that is slightly better than our target range of 4 to 6 times EBITDA. These acquisitions will add significant dollars to gross profit, EBITDA and free cash flow, although the net income impact will be tempered by the amortization of the purchases. We believe there are additional acquisition opportunities available in this valuation range, and we will continue to apply our disciplined valuation and evaluation criteria and approach to selectively pursue the most desirable opportunities."

Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages approximately 2,000 facilities, containing over one million parking spaces in more than 320 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on this website to be a part of this report. Standard Parking's annual reports filed on Form 10-K, its periodic reports on Form 10-Q and 8-K and its Registration Statement on Form S-1 (333-112652) are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

DISCLOSURE NOTICE: The information contained in this document is as of October 1, 2007. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document and the attachments contain forward-looking information about the Company's financial results that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases in connection with any discussion of future operating or financial performance. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to the operations and business environment, all of which are difficult to predict and many of which are beyond management's control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from forward-looking statements: the loss, or renewal on less favorable terms, of management contracts and leases; our ability to form and maintain relationships with large real estate owners, managers and developers; integration of future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations; our ability to renew our insurance policies on acceptable terms, the extent to which our clients choose to obtain insurance coverage through us and our ability to successfully manage self-insured losses; our indebtedness could adversely affect our financial health; availability, terms and deployment of capital; the ability of our majority shareholder to control our major corporate decisions and a majority of our directors are not considered "independent"; the ability to obtain performance bonds on acceptable terms to guarantee our performance under certain contracts; extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks and natural disasters; changes in federal and state regulations including those affecting airports, parking lots at airports or automobile use; the loss of key employees; changes in general economic and business conditions or demographic trends; and development of new, competitive parking-related services. A further list and description of these risks, uncertainties, and other matters can be found in the Company's Annual Reports on Form 10-K and in its periodic reports on Forms 10-Q and 8-K.

   EBITDA(1) Reconciliation              Annualized
   Gross Profit                          $3.6 million
   Minus: G&A                            $1.3 million
   EBITDA (1)                            $2.3 million

 (1) EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by accounting principles generally accepted in the
     United States (GAAP), and the Company's calculations thereof may not be comparable to that reported by other companies. EBITDA is presented in this release because the Company believes that investors use a calculation of purchase price divided by EBITDA as a means of evaluating the impact of acquisitions on the
     Company's expected future financial results. EBITDA does not take into account the Company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and
           Chief Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com